Exhibit 10.5

PRIVATE PLACEMENT WARRANT PURCHASE AGREEMENT

PRIVATE PLACEMENT WARRANT PURCHASE AGREEMENT (this “Agreement”) made as of this ____ day of _____________, 2008, by and between Korea Milestone Acquisition Corporation, a Cayman Islands company (the “Company”), and Sang-Chul Kim (the “Purchaser”).

WHEREAS, the Company intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form F-1 (the “Registration Statement”), in connection with the Company’s initial public offering (the “IPO”) of up to 5,000,000 units (and 750,000 additional units subject to the underwriters’ over-allotment option), each unit consisting of (i) two of the Company’s ordinary shares, US$0.0001 par value per share (each, an “Ordinary Share” and collectively, the “Ordinary Shares”), and (ii) one warrant, each warrant to purchase one Ordinary Share at an exercise price of US$6.00 per share (each, a “Unit Warrant” and collectively, the “Unit Warrants”); and

WHEREAS, the Company desires to sell to the Purchaser, in a private placement, an aggregate of 2,307,692 warrants (the “Purchaser Warrants”) substantially identical to the Unit Warrants pursuant to the terms and conditions hereof and as set forth in the Registration Statement, except that, in accordance with the terms and conditions hereof and as set forth in the Registration Statement, the Purchaser Warrants (i) are exercisable on a cashless basis, (ii) will be non-redeemable so long as they are held by the Purchaser or its permitted transferees, and (iii) will be subject to an escrow and may not be sold or transferred, except in limited circumstances; and

WHEREAS, the Purchaser Warrants shall be governed by the Warrant Agreement that shall be filed as an exhibit to the Registration Statement; and

WHEREAS, the Purchaser is entitled to certain registration rights with respect to the Purchaser Warrants and the Ordinary Shares underlying the Purchaser Warrants on the terms set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:
1. Purchase of Purchaser Warrants. The Purchaser agrees to purchase from the Company, and the Company agrees to sell to the Purchaser, at a purchase price of US$1.30 per Purchaser Warrant (the “Purchase Price”), the Purchaser Warrants. The Company and the Purchaser agree and acknowledge that the sale by the Company, and the purchase and receipt by the Purchaser, of the Purchaser Warrants pursuant to this Agreement will equal (a) an aggregate issuance of 2,307,692 Purchaser Warrants, and (b) an aggregate Purchase Price of US$3,000,000 (the “Aggregate Purchase Price”).

2. Closing. The closing of the purchase and sale of the Purchaser Warrants (the “Closing”) will take place at such time and place as the parties may agree, but in no event later than the effective date of the IPO (the “Closing Date”). On the Closing Date, the Purchaser shall pay the Aggregate Purchase Price by wire transfer of immediately available funds to an account maintained by the Company. In connection with the completion of the IPO, the Company shall deposit the Aggregate Purchase Price into the trust account described in the Registration Statement. The certificates representing the Purchaser Warrants shall be delivered to the Purchaser promptly after the completion of the IPO.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1 The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

3.2 As a promoter of the Company’s IPO, the Purchaser has access to all of the information of the Company. The Purchaser understands that its investment in the Purchaser Warrants involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Purchaser Warrants.

3.3 The Purchaser Warrants (and the Ordinary Shares issuable upon exercise thereof) are being acquired for the Purchaser’s own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

3.4 The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

3.5 The Purchaser acknowledges that the Purchaser Warrants (and the Ordinary Shares issuable upon exercise thereof) will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

4. Registration Rights Agreement. At or prior to the Closing, the Company and the Purchaser shall enter into a mutually satisfactory registration rights agreement with respect to the registration rights of the Purchaser Warrants and the securities underlying the Purchaser Warrants having the terms described in the Registration Statement.

5. Waiver of Claims; Indemnification. The Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company or Broadband Capital Management with respect to the Purchaser’s purchase of the Purchaser Warrants, and the Purchaser agrees to indemnify and hold the Company and Broadband Capital Management harmless from any and all actions, causes of action, suits, claims or proceedings, and related losses, costs, penalties, fees, liabilities and damages brought against the Company or Broadband Capital Management by the Purchaser’s transferees, successors, assigns, or any subsequent holders of the Purchaser Warrants or underlying securities.

6. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands without regard to conflicts of law thereof.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns, provided, however, that the Purchaser shall not have the right to assign any of its rights hereunder to purchase the Purchaser Warrants to any other person or entity.

9.  Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity; provided that Broadband Capital Management. shall be a third party beneficiary of this Agreement.

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IN WITNESS WHEREOF, parties have executed this Private Placement Warrant Purchase Agreement as of the date first written above.

COMPANY: KOREA MILESTONE ACQUISITION CORPORATION, a Cayman Islands company

By:
Name: Soo Hyung Lee Title: President

PURCHASER:

By:
Sang-Chul Kim